Exhibit 10.12


                      SEPARATION AGREEMENT AND RELEASE

          This Separation Agreement and Release (this "Agreement") is entered into as of December 19, 2008, by and among James Keisling ("Mr. Keisling"), KF Equities, a Pennsylvania general partnership ("KF") and CPG International I Inc. (formerly known as Compression Polymers Holding Corporation), a Delaware corporation ("CPG International I"), and its wholly owned subsidiaries, Scranton Products Inc. (formerly known as Compression Polymers Corp.), a Delaware corporation ("Scranton"), and AZEK Building Products Inc. (formerly known as Vycom Corp.), a Delaware corporation ("AZEK") (Scranton and AZEK, collectively, the "Subsidiaries" and individually a "Subsidiary" and, together with CPG International I, the "Companies"), and CPG International Holdings LP (formerly known as Compression Polymers Holding I LP), a Delaware limited partnership ("CPG LP") (each of Mr. Keisling, KF, the Companies and CPG LP, a "Party" and, collectively, the "Parties"). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and are intended to be final and binding.

                                  RECITALS

          WHEREAS, Mr. Keisling and the Companies have previously entered into an Amended and Restated Employment Agreement, dated as of January 1, 2006 (the "Employment Agreement"), pursuant to which Mr. Keisling is the Chairman of the Boards of Directors (the "Chairman") of the Subsidiaries;

          WHEREAS, Mr. Keisling, the Companies and CPG International Inc. (formerly known as Compression Polymers Holding II Corporation), a Delaware Corporation ("CPG International"), are parties to a Noncompetition Agreement dated as of May 10, 2005 (the "Noncompetition Agreement");

          WHEREAS, effective as of the Separation Date (defined below), Mr. Keisling shall no longer serve as the Chairman of CPG International and the Companies and agrees to separate from service in all capacities with the Subsidiaries;

          WHEREAS, KF purchased 6,272 class A units (the "Class A Units") of CPG LP pursuant to and in accordance with the terms of the Subscription Agreement, dated as of May 10, 2005, by and between CPG LP and KF (the "Class A Subscription Agreement");

          WHEREAS, on the terms and subject to the conditions set forth in this Agreement, CPG LP will purchase from KF, and KF will sell to CPG LP, in the aggregate, 1,636 Class A Units (collectively, the "KF Sold Class A Units");

          WHEREAS, pursuant to and in accordance with the terms of the Amendment to Executive Subscription Agreement, dated as of February 6, 2006, by and between CPG LP and Mr. Keisling (the "Class B Subscription Agreement"), Mr. Keisling owns 2,000 class B units (the "Class B Units") of CPG LP;

          WHEREAS, on the terms and subject to the conditions set forth in this Agreement, CPG LP will purchase from Mr. Keisling, and Mr. Keisling will sell to CPG LP, in the aggregate, 2,000 Class B Units (collectively, the "Keisling Sold Class B Units"); and

          WHEREAS, as a condition precedent and a material inducement for the Subsidiaries to provide to KF and Mr. Keisling the payments set forth in this Agreement, KF and Mr. Keisling have agreed to execute this Agreement and be bound by the provisions herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for the monetary and other consideration set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Separation from Service. Mr. Keisling and Companies agree that effective as of December 19, 2008 (the "Separation Date") Mr. Keisling shall (i) cease to serve as the Chairman of CPG International and each of the Companies, (ii) resign from any directorship, position or office with or in the Subsidiaries or their respective subsidiaries or affiliates, which resignations shall be accepted as of the Separation Date by the Subsidiaries or their respective subsidiaries or affiliates and (iii) no longer be authorized to incur any expenses, obligations or liabilities on behalf of the Companies or any of their respective subsidiaries or affiliates.

     2. Non-Competition Agreement. Mr. Keisling hereby affirms and agrees to comply with the Non-Competition Agreement; it being agreed that the term of the Non-Competition Agreement shall terminate on the date that is two years from the date hereof.

     3.   Purchase and Sale of Units.

          Upon the terms and subject to the conditions set forth herein, CPG LP, KF and Mr. Keisling hereby agree that:

          (a) (i) CPG LP hereby agrees to purchase from KF, and KF hereby agrees to sell to CPG LP, 1,636 Class A Units held by KF, free and clear of any Encumbrances, for an aggregate purchase price of $2,966,640 and (ii) CPG LP hereby agrees to purchase from Mr. Keisling, and Mr. Keisling hereby agrees to sell to CPG LP, 2,000 Class B Units held by Mr. Keisling, for an aggregate purchase price of $33,360.00 (payable as set forth below in Sections 3(b), 3(c) and 3(d)).

          (b) on the later of December 31, 2008 or eight days from the date hereof, CPG LP shall pay to Mr. Keisling, for himself and on behalf of KF, $1,022,240.00 by wire transfer of immediately available funds to an account designated in writing by Mr. Keisling, and Mr. Keisling and KF shall execute and deliver all agreements, instruments and certificates as may be reasonably requested by CPG LP to give effect to the transfer of one-third of the KF Sold Class A Units and all of the Keisling Sold Class B Units;

          (c) on the latest of (i) August 15, 2009, (ii) if any of the Borrowers (as defined in the Credit Agreements) or the Guarantors (as defined in the Credit Agreements) are in a Default (as defined in the Credit Agreements) under any of the Credit Agreements as of August 15, 2009, the next business day following such date that all such Defaults are cured pursuant to and in accordance with the terms of the Credit Agreements or (iii) if the Excess Availability (as defined in the ABL Credit Agreement) is less than $10,000,000.00 as of August 15, 2009, December 31, 2009, or such earlier date as CPG LP shall elect, CPG LP shall pay to KF $988,880.00 by wire transfer of immediately available funds to an account designated in writing by KF and KF shall execute and deliver all agreements, instruments and certificates as may be reasonably requested by CPG LP to give effect to the transfer of one-third of the KF Sold Class A Units; and

          (d) on the latest of (i) February 15, 2010, (ii) if any of the Borrowers or the Guarantors are in a Default under any of the Credit Agreements as of February 15, 2010, the next business day following such date that all such Defaults are cured pursuant to and in accordance with the terms of the Credit Agreements or (iii) if the Excess Availability is less than $10,000,000.00 as of February 15, 2010, August 15, 2010, or such earlier date as CPG LP shall elect, CPG LP shall pay to KF, $988,880.00 by wire transfer of immediately available funds to an account designated in writing by KF and KF shall execute and deliver all agreements, instruments and certificates as may be reasonably requested by CPG LP to give effect to the transfer of one-third of the KF Sold Class A Units.

          "Encumbrance" as used in this Agreement means any lien, statutory or otherwise, security interest, mortgage, deed of trust, priority, pledge, charge, claim, conditional sale, financing lease, right of first refusal or other encumbrance or restriction of any kind or similar right of others, or any agreement to give any of the foregoing.

          "ABL Credit Agreement" as used in this Agreement means that certain Term Loan and Security Agreement, dated as of February 29, 2008, by and among CPG International I, Scranton, AZEK, Procell Decking Inc., a Delaware corporation ("Procell"), CPG International, Santana Products Inc., a Delaware corporation ("Santana"), CPG Sub I Corporation, a Delaware Corporation ("Sub I"), and Sanatec Sub I Corporation, a Delaware corporation ("Sanatec"), the parties thereto from time to time as lenders, Wachovia Bank, National Association, a national banking association ("Wachovia"), in its capacity as agent for lenders.

          "Credit Agreements" as used in this Agreement means the ABL Credit Agreement and that certain Loan and Security Agreement, dated as of February 13, 2008, by and among Scranton, AZEK, Procell, CPG International I, Santana, Sub I, and Sanatec, the parties thereto from time to time as lenders, Wachovia, in its capacity as agent for lenders.

     4. Representations and Warranties of KF and Mr. Keisling. Except for the Encumbrances set forth in the Partnership Agreement (as hereinafter defined), as of the date hereof, each of KF and Mr. Keisling has good, valid and marketable title to the KF Sold Class A Units and Keisling Sold Class B Units, respectively, free and clear of all Encumbrances, and, immediately after the closing of the transactions contemplated hereby, CPG LP will obtain good, valid and marketable title to the KF Sold Class A Units and Keisling Sold Class B Units, free and clear of all Encumbrances.

     5.   Release of Claims by Mr. Keisling.

          (a) In consideration of the Companies entering into this Agreement, the sufficiency of which Mr. Keisling acknowledges, Mr. Keisling, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Companies, CPG LP and each of its or their respective subsidiaries and affiliates (the "Company Affiliated Group"), their present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof) and the successors, predecessors and assigns of each of the foregoing (collectively, the "Company Released Parties") of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential (collectively, the "Losses"), which Mr. Keisling, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) in respect of the Keisling Sold Class B Units, (ii) arising out of or in any way connected with Mr. Keisling's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (iii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iv) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (v) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (vi) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 ("Title VII"), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (the "ADA"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Age Discrimination in Employment Act (the "ADEA") and any similar or analogous state statute, excepting only:

               (i)   rights of Mr. Keisling under this Agreement;

               (ii) the right of Mr. Keisling to receive COBRA continuation coverage in accordance with applicable law;

               (iii) claims for accrued and unpaid benefits under any health, disability, retirement or other similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group; and

               (iv) rights to indemnification Mr. Keisling has under the by-laws or certificate of incorporation of any member of the Company Affiliated Group or otherwise through or from the Companies, including under any policy of insurance providing indemnification or coverage.

          (b) Mr. Keisling acknowledges and agrees that the release of claims set forth in this Section 5 is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

          (c) The release of claims set forth in this Section 5 applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs and attorneys' fees and expenses, except as provided in Section 5(a)(i)-(iv) herein.

          (d) Mr. Keisling specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Section 5 is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, the ADEA, the ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law Mr. Keisling is not permitted to waive.

          (e) As to rights, claims and causes of action arising under the ADEA, Mr. Keisling acknowledges that he has been given but not utilized a period of twenty-one (21) days to consider whether to execute this Agreement. If Mr. Keisling accepts the terms hereof and executes this Agreement, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Agreement as it relates to the release of claims arising under the ADEA. If no such revocation occurs, this Agreement shall become irrevocable in its entirety, and binding and enforceable against Mr. Keisling, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, this Agreement shall be of no force or effect.

          (f) Mr. Keisling acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

          (g) Mr. Keisling acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Section 5 and has been given a sufficient period within which to consider the release of claims set forth in this Section 5.

          (h) Mr. Keisling acknowledges that the release of claims set forth in this Section 5 relates only to claims, which exist as of the date of this Agreement.

          (i) Mr. Keisling acknowledges that, except for any unpaid portion of his Base Compensation (as defined in the Employment Agreement) payable pursuant to and in accordance with his Employment Agreement for services rendered to the Companies and their respective affiliates prior to the Separation Date, he is not entitled to receive any amount pursuant to the Employment Agreement or in connection with Mr. Keisling's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, including, without limitation, his Incentive Bonus (as defined in the Employment Agreement) from any member of the Company Affiliated Group (or the predecessors thereof) after the Separation Date.

     6.   Release of Claims by KF.

          (a) In consideration of the Companies entering into this Agreement, the sufficiency of which KF acknowledges, KF, with the intention of binding itself and its successor and assigns, does hereby release, remise, acquit and forever discharge the Company Released Parties of and from any and all Losses, which KF, by itself or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party in any capacity in respect of the KF Sold Class A Units, excepting only rights of KF under this Agreement.

          (b) KF acknowledges and agrees that the release of claims set forth in this Section 6 is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

          (c) The release of claims set forth in this Section 6 applies to any relief no matter how called, including, without limitation, compensatory damages, liquidated damages, punitive damages, costs and attorneys' fees and expenses, except as provided in Section 6(a) herein.

          (d) KF acknowledges and agrees that it has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

          (e) KF acknowledges that it has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Section 6 and has been given a sufficient period within which to consider the release of claims set forth in this Section 6.

          (f) KF acknowledges that the release of claims set forth in this
Section 6 relates only to claims, which exist as of the date of this Agreement.

     7. Non-disparagement. From and after the date hereof, (i) Mr. Keisling shall not make or publish any untruthful, derogatory or disparaging statements (whether written or oral) regarding any member of the Company Affiliated Group or any of their respective affiliates, directors, officers or executives, or otherwise malign the business or reputation of any of them and (ii) the Companies shall not, and the Companies shall advise its directors and officers not to, make or publish any untruthful, derogatory or disparaging statements (whether written or oral) regarding Mr. Keisling or KF or any of its affiliates, directors, officers or executives, or otherwise malign the business or reputation of any of them.

     8. Return of Company Property. Mr. Keisling shall return to the Subsidiaries any and all documents, files, credit cards and other property of any kind belonging to the Subsidiaries not later than the date hereof, other than the 2005 Toyota Avalon currently titled in the name of "Compression Polymers Corp.", a predecessor entity of Scranton (the "Automobile"). Scranton, at its sole cost and expense, shall promptly after execution hereof undertake all necessary actions to transfer this Automobile to Mr. Keisling.

     9. Notices. Any notice required or desired to be delivered hereunder shall be in writing and shall be delivered personally, by courier service, or by certified mail, return receipt requested, and shall be effective when actually delivered to the Party to whom such notice shall be directed and shall be addressed as follows (or to such other address as the Party entitled to notice shall hereafter designate in accordance with the terms hereof):

          If to the Companies and CPG LP:      With a copy to:

          c/o AEA Investors LLC                Fried, Frank, Harris, Shriver
          55 East 52nd Street                  & Jacobson LLP
          35th Floor                           One New York Plaza
          New York, NY  10055                  New York, NY  10004
          Attn:  General Counsel               Attn:  Christopher Ewan, Esq.

          If to Mr. Keisling:                  With a copy to:

          James Keisling                       Oliver, Price & Rhodes
          587 Gravel Pond Road                 1212 South Abington Road
          Clarks Summit, PA 18411              P.O. Box 240
                                               Clarks Summit, PA 18411
                                               Attn:  Alfred J. Weinschenk, Esq.

          If to KF:                            With a copy to:

          KF Equities                          Oliver, Price & Rhodes
          587 Gravel Pond Road                 1212 South Abington Road
          Clarks Summit, PA 18411              P.O. Box 240
                                               Clarks Summit, PA 18411
                                               Attn:  Alfred J. Weinschenk, Esq.

     10. Withholding. Notwithstanding anything in this Agreement to the contrary, the Subsidiaries shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld.

     11. Complete Agreement. This Agreement and the Noncompetition Agreement constitute the complete agreement of the Parties with respect to the subject matter hereof and shall supersede all agreements between the Parties to the extent they relate in any way to the employment, termination of employment, compensation and benefits of Mr. Keisling. In the event of any conflict between or among the provisions of this Agreement and the Agreement of Limited Partnership of CPG LP, dated as of May 10, 2005, as amended (the "Partnership Agreement"), the Employment Agreement, the Class A Subscription Agreement and/or Class B Subscription Agreement, such conflict shall be resolved in each and every instance in favor of the provisions of this Agreement.

     12. Severability. Each provision hereof and portion thereof is severable, and if one or more provisions hereof or portions thereof are declared invalid, the remaining provisions and portions thereof shall nevertheless remain in full force and effect. If any provision of this Agreement or portion thereof is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     13. No Waiver. No delay on the part of any of the Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of any Party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

     14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Parties represent that each signatory to this Agreement on his, its or their behalf is authorized to make the promises and commitments herein.

     15. Successors. This Agreement shall be binding upon any and all successors and assigns of the Parties.

     16. Third-Party Beneficiary. Each of the Company Released Parties shall be a third-party beneficiary with respect to Sections 8 and 9 and shall be entitled to enforce the provisions thereof.

     17. Governing Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

     18. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

     19. Amendments. This Agreement may be modified, amended or supplemented only by written agreement executed by the Parties; provided, that the observance of any provision of this Agreement may be waived by the Party that will lose the benefit of such provision as a result of such waiver in a writing expressly stating which observance is being waived.

     20. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the covenants or agreements in this Agreement, Mr. Keisling, KF, the Companies and CPG LP shall have the right of specific performance and injunctive relief giving effect to their respective rights under this Agreement without the need to post bond, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Mr. Keisling, KF, the Companies and CPG LP agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     21.  Jurisdiction; Court Proceedings; Waiver of Jury Trial.

          (a) Any litigation against any Party to this Agreement arising out of or relating to this Agreement shall be brought in any federal or state court located in the State of New York in the County of New York and each of the Parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation. A final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that service of process by mail is permitted by applicable law, each Party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, return receipt requested, postage prepaid, at its address for notices provided for herein. Each Party irrevocably agrees not to assert (a) any objection which it may have to the laying of venue of any such litigation in any federal or state court located in the State of New York in the County of New York and (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

          (b) EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY, TO THE EXTENT LAWFUL, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

     22. Attorneys' Fees. In the event that any litigation is brought for the purpose of determining or enforcing the right of any Party or Parties hereunder, the Party or Parties prevailing in such litigation shall be entitled to recover from the other Party or Parties all reasonable costs and expenses incurred by the prevailing Party or Parties, including reasonable attorneys' fees.

     23. Expenses. Each Party shall pay all of its respective fees, costs and expenses (including fees and disbursements of counsel and accountants) incurred in connection with the negotiation, execution and performance of this Agreement.



                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                        CPG INTERNATIONAL I INC.


                                        By:/s/ Amy Bevacqua
                                           ------------------------------------
                                           Name:  Amy Bevacqua
                                           Title: Vice President


                                        SUBSIDIARIES:

                                        SCRANTON PRODUCTS INC.


                                        By:/s/ Amy Bevacqua
                                           ------------------------------------
                                           Name:  Amy Bevacqua
                                           Title: Vice President


                                        AZEK BUILDING PRODUCTS INC.


                                        By:/s/ Amy Bevacqua
                                           ------------------------------------
                                           Name:  Amy Bevacqua
                                           Title: Vice President

                                           /s/ James Keisling
                                           ------------------------------------
                                           James Keisling


                                        KF EQUITIES


                                        By:/s/ James Keisling
                                           ------------------------------------
                                           Name:  James Keisling
                                           Title: Partner

                                        CPG INTERNATIONAL HOLDINGS LP
                                        By: CPG Holding I LLC, its
                                            General Partner


                                        By:/s/ Amy Bevacqua
                                           ------------------------------------
                                           Name:  Amy Bevacqua
                                           Title: Vice President